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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report dated March 12, 1996, related to the financial statements of Informed Access Systems, Inc. as of December 31, 1995 and 1994, and for each of the three years ended December 31, 1995, included in this Current Report on Form 8-K filed by Access Health, Inc., dated February 6, 1997 and to the incorporation by reference in the Registration Statements listed below:

  Form S-8 Nos. 33-48667, 33-65564, and 33-77320 pertaining to the 1989
  Incentive Stock Plan and 1991 Employee Stock Purchase Plan of Access Health Marketing, Inc.

  Form S-8 No. 33-91516 pertaining to the Access Health Marketing, Inc. 1995 Director Option Plan and 1991 Employee Stock Purchase Plan

  Form S-8 No. 333-04662 pertaining to the Access Health, Inc. 1989 Incentive Stock Plan

  Form S-8 No. 333-18163 pertaining to the Access Health, Inc. 1989 Incentive Stock Plan, Supplemental Stock Plan, and Informed Access Systems, Inc. Stock Option Plan

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
February 6, 1997.